Exhibit 10.7

First Amendment to Employment Agreement

This FIRST AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”) dated June 15, 2011, by and among Avatar Holdings Inc. (the “Company”) and Allen Anderson (“Executive”), is effective as of August 8, 2011 (the “Effective Date”).  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

WHEREAS, the Company and Executive have entered into the Employment Agreement; and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendment to Employment Agreement.  Section 6(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“During the Term, Executive shall be entitled to 20 business days of paid vacation per calendar year, without carryover accumulation. If Executive’s employment is terminated for any reason by either Party, any unused vacation will be forfeited.”

2.           General Provisions

(a)           Entire Agreement.  Except as amended by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with its terms.

(b)           Applicable Law.  This Amendment shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of New York, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply.

(c)           Headings.  The section and other headings contained in this Amendment are for the convenience of the parties hereto only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(d)           Counterparts.  This Amendment may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument.  The parties hereto agree to accept a signed facsimile copy or portable document format of this Amendment as a fully binding original.

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IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set Executive’s hand, in each case effective as of the date first above written.

AVATAR HOLDINGS INC.

By:	/s/ Patricia Kimball Fletcher
Name: Patricia Kimball Fletcher
Title: Executive Vice President, General Counsel
Secretary

/s/ Allen J. Anderson
ALLEN ANDERSON